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                                                                     Exhibit 8.1

                                  May 19, 2000

Tenaska Georgia Partners, L.P.
1044 N. 115 Street, Suite 400
Omaha, Nebraska 68154-4446

Ladies and Gentlemen:

         We have acted as counsel to Tenaska Georgia Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the offer (the "Exchange Offer") to exchange up to $275,000,000 aggregate principal amount of its 9.50% Senior Secured Bonds due 2030 (the "New Bonds"), pursuant to an offering registered under the Securities Act of 1933 (the "Act"), for an equal principal amount of its outstanding 9.50% Senior Secured Bonds due 2030 (the "Old Bonds"), including the preparation of the prospectus (the "Prospectus") contained in the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by the Partnership for the purpose of such registration.

         In our capacity as such counsel, we have reviewed the Registration Statement and such other partnership records, agreements, documents and other instruments of the Partnership as in effect on the date hereof, and satisfied ourselves as to such other matters, as we have deemed necessary or appropriate as a basis for this opinion.

         Based on the foregoing and upon consideration of applicable law, and subject to the qualifications, assumptions and limitations stated herein, the discussion of material United States federal income tax considerations set forth under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus constitutes our opinion regarding the material United States federal income tax consequences to holders of Old Bonds of an exchange of Old Bonds for New Bonds pursuant to the Exchange Offer.

         This opinion is limited to the federal income tax laws of the United States and does not consider the effects of any foreign, state or local laws or any federal law of the United States other than those pertaining to income taxation.
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,


                                        /s/ Winthrop, Stimson, Putnam & Roberts


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